Transgenomic Reports Fiscal Year 2011 Financial Results

Annual Revenues Increase 59% Year-over-Year;

Company Records Net Profit for Fourth Quarter;
 Conference Call to Be Held at 11:30 AM Eastern Time

Omaha, Neb. (March 7, 2012) - Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the year ended December 31, 2011 and provided a business update.

“Transgenomic enjoyed a landmark year in 2011, with revenue growth quarter-over-quarter and year-over-year as well as an attention to expense management translating into positive modified EBITDA for both the fourth quarter and full year 2011 periods,” said Craig Tuttle, President and Chief Executive Officer. “Our year-over-year top line increase of 59%, to $32 million in revenue for 2011, reflects growth in both our clinical reference labs and pharmacogenomics lab businesses. These encouraging top- and bottom-line results were achieved without compromising our investment in the development of groundbreaking new technologies. Supporting our strategic direction, and adding substantially to shareholder equity, was a $22 million private placement financing executed last month with a number of top-tier life sciences investors.”

Mr. Tuttle continued: “2012 promises to be yet another important year for growth and value creation, as we look to build momentum behind our recently launched products, including our proprietary clopidogrel response panel, expand on our growing position as a key partner in cancer research and develop the markets where our products and services are available. As always, we will continue to focus on the successful integration of new products and technologies and expansion into new markets, all while managing toward the bottom line.”

Recent Corporate and Business Events

•	Publications Validating PGxPredict®:CLOPIDOGREL (Plavix®) Panel: In March 2012, the Company announced the publication of a new study by researchers at Vanderbilt University that further validates the role of both genes found in the Company’s PGxPredict®:CLOPIDOGREL (Plavix®) Panel, a comprehensive test to predict a patient’s response to clopidogrel (Plavix®). The study confirms the results of two previous studies demonstrating that outcomes in patients receiving clopidogrel were better for patients without genetic variations in CYP2C19, a gene whose effect is described in the drug’s label, and ABCB1, a gene that is unique to Transgenomic’s panel and is covered by issued and pending patents owned by Transgenomic. The results were published by Delaney, et al., in the February issue of Clinical Pharmacology and Therapeutics.

•	Successful Private Placement Offering: In February 2012, the Company successfully completed a $22 Million private placement financing which included an aggregate of $3.0 million in convertible notes issued in December to entities associated with Third Security, LLC, a leading life sciences investment firm, that automatically converted into shares of Transgenomic common stock and warrants to purchase such common stock on the same terms as all investors in the private placement financing.

•	Expansion of Cardiology Genetic Test Offerings: In November 2011, the Company announced the launch of two innovative genetic tests at the annual meeting of the American Heart Association in Orlando, Florida: ThePGxPredict:CLOPIDOGREL Panel, and a test for familial atrial fibrillation (AF).

Fourth Quarter and Fiscal Year Financial Results

Total revenue for the fourth quarter 2011 was $8.6 million, an increase of 68 percent compared with $5.1 million for the same period of 2010. Revenues for the fourth quarter of 2011 included $4.6 million in sales related to the Clinical Labs business, $0.5 million in revenue related to the Pharmacogenomics Services Unit (“Pharma” which supports Clinical Trials) and $3.5 million in revenue related to the Diagnostic Tools unit.

For the year ended December 31, 2011, revenues were $32.0 million, an increase of 59 percent compared with $20.0 million for the same period of 2010. This included $16.0 million in net sales related to the Clinical Labs, $2.3 million in Pharma revenues and $13.7 million in revenues related to the Diagnostic Tools unit.

Gross profit was $5.3 million, or 62 percent of net sales during the fourth quarter of 2011, compared with gross profit of $2.4 million, or 47 percent of net sales during the comparable period of 2010. Gross profit was $18.4 million, or 58 percent of net sales for 2011, compared with gross profit of $9.8 million, or 49 percent of net sales for 2010. The improvement in gross margin for the fourth quarter and full year is attributable to improvement in our Lab Services and Pharmacogenomic margins. The improvement in our Lab Services is due to the revenue from the FAMILION acquisition and successful consolidation of operations and reduction of overhead costs. Our Pharmacogenomics margins have improved due to the revenue increase quarter-over-quarter and year-over-year as the costs in that segment are relatively fixed.

Operating expenses were $5.4 million during the fourth quarter of 2011, compared to $3.7 million during the same period of 2010. Operating expenses increased primarily due to the acquisition of the FAMILION business, including non-cash charges totaling $0.3 million related to the amortization of the acquired intangibles. Operating expenses for the year ended December 31, 2011 were $21.4 million, compared with $13.4 million for 2010. Operating expenses increased primarily due to the acquisition of the FAMILION business, including non-cash charges for amortization related to the acquired intangibles of $1.2 million. We also recorded non-cash charges for stock option expenses of $1.0 million and bad debt expense of $1.7 million.

Net income for the fourth quarter of 2011 was $0.3 million, or $0.00 per share, compared with a net loss of $0.8 million, or $0.02 per share, for the fourth quarter of 2010. The Company reported a net loss for the year ended December 31, 2011 of $9.8 million, or $0.22 per share, compared with a net loss of $3.1 million, or $0.06 per share, for 2010. The increase in net loss for 2011 compared to 2010 is attributable primarily to interest expense of $1.0 million and non-cash charges for preferred stock valuation of $6.1 million, amortization related to the acquired intangibles and stock option expenses.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results, improved to a gain of $615,000 for the fourth quarter of 2011 from a proforma loss of $1.4 million for the same period for 2010. For the year ended December 31, 2011, Modified EBITDA was a gain of $195,000 as compared to a proforma loss of $6.3 million for the same period for 2010. A reconciliation of Net Loss to Modified EBITDA is presented below.

Conference Call

Transgenomic management will host a conference call to discuss 2011 financial results and answer questions beginning at 11:30 a.m. Eastern Time today. To access the call via telephone, please dial 800-894-5910 from the U.S. and Canada or 785-424-1052 for international participants and enter the conference ID: TRANS. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 14 days. Investors can listen to a replay via telephone until 11:59 p.m. Eastern time on March 21, 2012 by dialing 800-727-1367 (domestic) or 402-220-2669 (international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cancer and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company has three complementary business divisions: Transgenomic Pharmacogenomic Services is a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development. Transgenomic Clinical Laboratories specializes in molecular diagnostics for cardiology, neurology, mitochondrial disorders, and oncology. Transgenomic Diagnostic Tools produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthen its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

David Pitts	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
david@argotpartners.com	investorrelations@transgenomic.com

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
NET SALES	$8,571	$5,092	$31,971	$20,048
COST OF GOODS SOLD	3,286	2,716	13,534	10,284
Gross profit	5,285	2,376	18,437	9,764
OPERATING EXPENSES:
Selling, general and administrative	4,878	3,309	19,150	10,933
Research and development	568	354	2,218	2,305
Restructuring charges	1	66	41	138
	5,447	3,729	21,409	13,376
LOSS FROM OPERATIONS	(162)	(1,353)	(2,972)	(3,612)
OTHER INCOME (EXPENSE):
Interest expense	(238)	(6)	(958)	(4)
Income (expense) on preferred stock	800	—	(6,066)	—
Other, net	28	632	259	632
	590	626	(6,765)	628
INCOME (LOSS) BEFORE INCOME TAXES	428	(727)	(9,737)	(2,984)
INCOME TAX EXPENSE	165	40	45	150
NET INCOME (LOSS)	$263	$(767)	$(9,782)	$(3,134)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(207)	—	(1,010)	—
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$56	$(767)	$(10,792)	$(3,134)
BASIC AND DILUTED LOSS PER COMMON SHARE	$—	$(0.02)	$(0.22)	$(0.06)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	49,524,156	49,289,672	49,361,632	49,243,839

Transgenomic, Inc.

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Proforma Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Proforma Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Proforma Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Proforma Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Proforma Modified EBITDA may not be comparable with a similarly-titled measure of another company. Included in our Proforma Modified EBITDA are the results of our acquisition of the Familion family of genetic tests for the year ended December 31, 2010, reflecting the results of operations as if this product line was acquired on January 1, 2010.

The following sets forth the reconciliation of Net Loss to Proforma Modified EBITDA for the periods indicated:

	Three Months Ended		Year Ended,
	December 31,		December 31,
	2011	2010	2011	2010
NET INCOME (LOSS)	$263	$(1,923)	$(9,782)	$(8,564)

INTEREST EXPENSE	238	8	958	13

INCOME TAX EXPENSE	165	40	45	150

DEPRECIATION AND AMORTIZATION	473	491	1,898	2,129

PREFERRED STOCK (INCOME) EXPENSES	(800)	—	6,066	—

STOCK OPTION EXPENSE (RECOVERY)	276	15	1,010	(14)

MODIFIED EBITDA	615	$(1,369)	$195	$(6,286)

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	December 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,946	$3,454
Accounts receivable, net	7,573	7,601
Inventories, net	3,859	3,344
Other current assets	820	635
Total current assets	17,198	15,034
PROPERTY AND EQUIPMENT, NET	1,856	1,602
OTHER ASSETS:
Goodwill	6,440	6,275
Intangibles	7,966	8,962
Other assets	102	154
	$33,562	$32,027
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$16,328	$8,253
OTHER LIABILITIES:
Long term debt less current maturities	4,937	8,640
Preferred stock conversion feature	—	1,983
Preferred stock warrant liability	—	2,351
Other long-term liabilities	1,249	843
Total liabilities	22,514	22,070
Redeemable Series A convertible preferred stock securities	—	1,457
TOTAL STOCKHOLDERS’ EQUITY	11,048	8,500
	$33,562	$32,027